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                           [Letterhead of KPMG LLP]
                             ACCOUNTANT'S CONSENT



The Board of Directors
Transmedia Network Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                   /s/ KPMG LLP
                                                   ------------

Fort Lauderdale, Florida
August 10, 1999